UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 6, 2009
DEALERTRACK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51653	52-2336218

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Marcus Ave., Suite M04, Lake Success, NY	11042

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 516-734-3600
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.
      As previously reported in the Current Report on Form 8-K filed on January 9, 2009, David Trinder, Senior Vice President, Network Solutions left DealerTrack Holdings, Inc. (the “Company”) in connection with a workforce reduction. Mr. Trinder’s last day with the Company was January 5, 2009.
      On February 6, 2009, the Company entered into a Severance Agreement and General Release (the “Agreement”) with Mr. Trinder, setting forth the terms of his departure from the Company. Pursuant to the terms of the Agreement, Mr. Trinder will receive, among other things, a single lump sum severance payment of $431,675, less applicable tax withholding and the acceleration of certain equity awards. A copy of the Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 8.01. Others Events.
      Judge Gilford, the federal district court judge in the central district of California hearing the Company’s pending litigation against RouteOne, which is described in Part II, Item 1 of the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2008, moved the jury trial commencement date from February 24, 2009 to April 21, 2009 due to a conflict in the court’s schedule.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
No.	Description
99.1	Severance Agreement and General Release, dated February 6, 2009, by and between DealerTrack Holdings, Inc. and David Trinder.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 12, 2009

DealerTrack Holdings, Inc.
By:	/s/ Mark F. O’Neil
Mark F. O’Neil
Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Severance Agreement and General Release, dated February 6, 2009, by and between DealerTrack Holdings, Inc. and David Trinder.